Exhibit 99.1

Sino-Global Signs Share Purchase Agreement to Acquire Majority Stake in

Shanghai-based Global Shipping Company Mandarine Ocean Ltd.

Company Seeing Improving Shipping Conditions As

Nationwide Impact from Coronavirus Begins to Subside

Roslyn, New York, April 8, 2020 – Sino-Global Shipping America, Ltd. (NASDAQ: SINO) (“Sino-Global”, the “Company” or “we”), a non-asset based global shipping and freight logistic integrated solution provider, today announced the signing of a Share Purchase Agreement (the “Agreement”) with Mr. Kelin Wu, the 88.5% shareholder of Mandarine Ocean Ltd, (“Mandarine Ocean” or “MO”), a Shanghai, China based shipping company registered in the Marshall Islands.

Under the Agreement, Sino-Global will acquire a 75% majority position in Mandarine Ocean for up to $3.75 million, with a combination of cash and stock dependent on MO’s financial performance, particularly its pre-tax net profit (annual pre-tax net profit over the next two-years). Over the past three years, MO has an average annual revenue of approximately US$38 million. With the integration of MO’s business, there will be a significant increase in SINO’s revenue beginning in the current fiscal 2020 fourth quarter and into fiscal 2021. The details of the transaction in detail will be available in the Company’s filing with the Security and Exchange Commission on Form 8-K.

Mandarine Ocean was founded in 2013 and is a shipping company providing worldwide ocean freight service. Mandarine Ocean currently has long-term contracts to operate 14 bulk carriers (with six of those vessels being owned by Mr. Wu), with the majority being Handysize and Handymax size with DWT range from 20,000mt to 50,000mt.

Business Combination Rationale – Management Commentary

MO’s current downstream business operates in the middle portion of the ocean logistic supply chain, which includes shipping agency services, ship management and crew management. These services are all outsourced to other suppliers, each of these are within Sino-Global’s business scope. With the completion of acquisition, MO can utilize its relationship with (and ownership by) Sino-Global to consolidate these services at a lower overall cost and provides enhanced profit potential. Ultimately, the Company believes it will increase incremental shipping agency revenues by approximately $7 million based on historical volumes.

Mr. Lei Cao, Chief Executive Officer of Sino-Global, stated, “This is a milestone agreement for our Company, which allows our business to expand when we have begun to see an increased level of economic activity now that challenges and delays created by the Coronavirus have begun to wane in China. Trucking operations have resumed in China, which is leading to increased export cargo arriving at ports and ships are needed to handle the backlog of containers. We see this as an opportunity for Sino-Global and Mandarine Ocean to create a ‘win-win’ scenario where we can utilize our relationships and expertise to grow their operations at an accelerated rate.”

About Sino-Global Shipping America, Ltd.

Founded in the United States in 2001, Sino-Global Shipping America, Ltd. is a company engaged in shipping, chartering, logistics and related services. Headquartered in New York, Sino-Global has offices in Los Angeles, Mainland China, Australia, Canada and Hong Kong. The Company’s current service offerings consist of shipping agency services, shipping and chartering services, inland transportation management services and ship management services. Additional information about Sino-Global can be found on the Company’s corporate website at www.sino-global.net. The Company routinely posts important information on its website.

Forward Looking Statements

No statement made in this press release should be interpreted as an offer to purchase any security. Such an offer can only be made in accordance with the Securities Act of 1933, as amended, and applicable state securities laws. Any statements contained in this release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties as identified in Sino-Global’s filings with the Securities and Exchange Commission. Actual results, events or performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as the date hereof. Sino-Global undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact Information

The Equity Group Inc.

Adam Prior

Senior Vice-President

(212)-836-9606 / aprior@equityny.com